SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                   of the Securities and Exchange Act of 1934
                                (Amendment No. )

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Filed by a Party other than the Registrant [ ]
Check the appropriate box:
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       14a-6(e)(2))
  [X]  Definitive Proxy  Statement
  [ ]  Definitive Additional Materials
  [ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               Cintas Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

  Payment of Filing Fee (Check the appropriate box):
  [X] No fee required.
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     (2)  Aggregate number of securities to which transaction applies:

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          pursuant to Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

     (4)  Proposed maximum aggregate value of transaction:


 [ ] Fee paid previously with preliminary materials.
 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of this filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

                                  [CINTAS LOGO]


                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT




Dear Shareholder:

We invite you to attend our Annual Meeting of Shareholders on October 20, 1999, at 10:00 a.m. (Eastern Time) at the Company's Headquarters, 6800 Cintas Boulevard, Cincinnati, Ohio 45040. At the meeting, you will hear a report on our operations and have a chance to meet your directors and executives.

This booklet includes formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our director candidates.

Even if you only own a few shares, we want your shares to be represented at the meeting. I urge you to complete, sign, date and return your proxy card promptly in the enclosed envelope.

Sincerely,



Richard T. Farmer
Chairman of the Board

August 31, 1999

                              TABLE OF CONTENTS

                                                                            Page
                                                                            ----



GENERAL INFORMATION                                                           1

ELECTION OF DIRECTORS                                                         2

PROPOSAL FOR THE 1999 STOCK OPTION PLAN                                       4

DIRECTOR COMPENSATION                                                         4

BOARD COMMITTEES                                                              4

COMPENSATION COMMITTEE REPORT                                                 5

PRINCIPAL SHAREHOLDERS                                                        7

DIRECTOR AND EXECUTIVE OFFICER STOCK OWNERSHIP                                8

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE                       9

SUMMARY COMPENSATION TABLE                                                   10

OPTION GRANTS IN LAST FISCAL YEAR                                            11

PERFORMANCE GRAPH                                                            12

QUESTIONS                                                                    13

         NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF CINTAS CORPORATION


Time:     10:00 a.m., Eastern Time

Date:     October 20, 1999

Place:    Cintas Corporate Headquarters
          6800 Cintas Boulevard
          Cincinnati, Ohio 45040

Purpose:

          1. To establish the number of Directors to be elected at eight;

          2. To elect eight Directors;

          3. Approval of the 1999 Stock Option Plan;

          4. Conduct other business if properly raised.



Only shareholders of record on August 20, 1999 may vote at the meeting. The approximate mailing date of the Proxy Statement and accompanying Proxy Card is August 31, 1999.



Whether or not you plan to attend the meeting, please complete, sign, date and promptly return your proxy card in the enclosed envelope.


David T. Jeanmougin
Secretary

August 31, 1999

GENERAL INFORMATION

Who may vote

Shareholders of Cintas, recorded in our stock register on August 20, 1999, may vote at the meeting. As of that date, Cintas had 111,055,880 shares of Common Stock outstanding.

How to vote

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

How proxies work

Cintas' Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You may also vote for or against the other proposals or abstain from voting.

If you sign and return the enclosed proxy card, but do not specify how to vote, we will vote your shares in favor of setting the number of directors at eight, in favor of our director candidates and in favor of the 1999 Stock Option Plan.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote.

Revoking a proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting or by notifying Cintas' Secretary in writing at the address under "Questions?" on page 13.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

Votes needed

The eight director candidates receiving the most votes will be elected to fill the seats on the Board. Approval of the other proposals requires the favorable vote of a majority of the votes cast. Only votes for or against a proposal count. Abstentions and broker non-votes count for quorum purposes, but not for voting purposes. Broker non-votes occur when a broker returns a proxy, but does not have authority to vote on a particular proposal.

Attending in person

Only shareholders, their proxy holders and Cintas' guests may attend the meeting.

Other matters

Any other matters considered at the meeting, including adjournment, will require the affirmative vote of a majority of shares voting.

Voting by proxy

All proxies properly signed will, unless a different choice is indicated, be voted "FOR" establishing the number of directors to be elected at eight, "FOR" the election of all nominees for Directors proposed by the Board of Directors and "FOR" approval of the 1999 Stock Option Plan.

If any other matters come before the meeting or any adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

ELECTION OF DIRECTORS
(Item 1 and 2 on the Proxy Card)

The Board has nominated the director candidates named below.

The Board of Directors oversees the management of Cintas' long-term strategic plans and exercises direct decision making authority in key areas, such as declaring dividends. Just as important, the Board chooses the CEO, sets the scope of his authority to manage the company's business day to day and evaluates his performance. The Board also reviews development and succession plans for Cintas' top executives.

The Company's By-Laws require that the Board of Directors consist of at least three members with the exact number to be established by shareholders or the Board of Directors. The Board presently consists of eight directors and the Board is recommending that this number be retained.

The Board is nominating for election all of the following: Richard T. Farmer, Robert J. Kohlhepp, Scott D. Farmer, Gerald V. Dirvin, James J. Gardner, Roger
L. Howe, Donald P. Klekamp and John S. Lillard. Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the Annual Meeting will be elected to hold office until the next annual meeting. In voting to elect directors, shareholders are not entitled to cumulate their votes.

Most Cintas directors - including five of our eight nominees - are not Cintas employees. Only non-employee directors serve on Cintas' Audit and Compensation Committees. All eight directors are elected for one-year terms. Personal information on each of our nominees is given below.

The Board met six times last year. Cintas' directors attended 100% of Board and committee meetings.

If a director nominee becomes unavailable before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

The eight nominees receiving the highest number of votes cast for the positions to be filled will be elected.

--------------------------------------------------------------------------------

The Board recommends you vote FOR each of the following candidates:

Richard  T.  Farmer 1   Richard  T.   Farmer  has  been  with   Cintas  and  its
64                      predecessors since 1957 and has served  in  his  present
                        position since 1968. Prior to August 1, 1995, Mr. Farmer also served as Chief Executive Officer. He is a Director of Fifth Third Bancorp, a NASDAQ company, and its subsidiary The Fifth Third Bank, Cincinnati, Ohio. He is also the Chairman of Summer Hill, Inc.

Robert J. Kohlhepp 1   Robert J.  Kohlhepp  has  been a Director of Cintas since
55                     1979. He has been  employed  by Cintas since 1967 serving
                       in  various executive capacities including Vice President
                       Finance  until   1979  when   he  became  Executive  Vice
                       President. He served in that capacity until October 23, 1984, when he was elected President, a position he held until July 1997. Mr. Kohlhepp was elected to his present position of Chief Executive Officer on August 1, 1995. He is also a Director of The Mead Corporation, Dayton, Ohio, a New York Stock Exchange company.

Scott D. Farmer       Scott D. Farmer joined Cintas in 1981.  He has  served  in various management positions including President of Cintas
                      Sales  Corporation,  Vice  President -  National   Account
                      Division and Vice President - Marketing and Merchandising.
                      He was elected a Director of Cintas in 1994. In July 1997, he was elected President and Chief Operating Officer of the Company.

Gerald V. Dirvin 3    Gerald V. Dirvin was elected a Director of Cintas in 1993.
62                    Mr.  Dirvin  joined  The  Procter  &  Gamble  Company,   a
                      Cincinnati-based consumer goods marketing company and a New York Stock Exchange company, in 1959 and served in various management positions. He retired as Executive Vice
                      President and as a Director in 1994. Mr. Dirvin is also a Director of Fifth Third Bancorp, a NASDAQ company, and its subsidiary the Fifth Third Bank, Cincinnati, Ohio.

James J. Gardner 1&2  James J. Gardner served in  various  management  positions
66                    with  Cintas  from  1956 until his retirement in 1988. Mr.
                      Gardner  has  served  as  a  Director of the Company since
                      1969.

Roger L. Howe 2&3     Roger L. Howe has been a  Director of Cintas  since  1979.
64                    He was the Chairman of the Board of U.S.  Precision  Lens,
                      Inc.,  a   manufacturer  of  optics  for  the  instrument,
                      photographic  and   television   industries,   until   his
                      retirement  on  September  1,  1997.   Mr.  Howe held that
                      position in the firm for over five years.   Mr. Howe  is a
                      Director of Firstar  Banc  Corporation,  a  New York Stock
                      Exchange  company,  and  its  subsidiary  Firstar    Bank,
                      National Association; Convergys  Corporation,  a New  York
                      Stock  Exchange  company;  and  Baldwin  Piano  and  Organ
                      Company, a Mason, Ohio, based company and a NASDAQ company.

Donald P. Klekamp 2   Donald P. Klekamp  was  elected a  Director  of Cintas  in
67                    1984.  Mr. Klekamp is  a  senior partner in the Cincinnati law firm of Keating, Muething & Klekamp, P.L.L., which serves as counsel for the Company.

John S.  Lillard 3    John  S. Lillard has been a Director of Cintas since 1978.
69                    He is Chairman of Wintrust Financial Corporation, a bank
                      holding  company in  Illinois.  He  is  a  Founder  of JMB
                      Institutional Realty Corporation, a registered  investment advisor,  where he served as President  from 1978 to 1991.
                      In 1991,  he became Chairman-Founder until his  retirement
                      in  June   1996.  He  is  also  a   Director  of   Stryker
                      Corporation, a Kalamazoo, Michigan based medical equipment company, and a New York Stock Exchange company. He is also a Director of Lake Forest Bank and Trust Company.

Ages are as of September 1, 1999.

1    Member of the Executive Committee of the Board of Directors.
2    Member of the Audit Committee of the Board of Directors.
3    Member of the Compensation Committee of the Board of Directors.

                     PROPOSAL FOR THE NEW STOCK OPTION PLAN

The Board is recommending that shareholders approve the Company's 1999 Stock Option Plan. The Plan provides for the granting of options to purchase 6,000,000 shares of Common Stock. There remains only 523,620 shares available for grant from the shares previously authorized by shareholders in other stock option plans of the Company. With the new option plan, any shares remaining from the old plans will be terminated. The Board considers it advisable for Cintas to have additional shares available for the grant of options in order to provide awards designed to attract and retain key employees.

A committee established by the Board of Directors administers the Plan. The Committee evaluates the duties of employees and their present and potential contributions to the Company and such other factors as it deems relevant in determining key persons to whom options will be granted and the number of shares covered by such grants. All employees of the Company are eligible to be considered by the Committee for the grant of options.

The Plan provides that all options are to be granted with exercise prices of not less than 100% of the last sale price for the Common Stock reported on the date of grant. Options may be granted for varying periods of up to ten years. Options may be granted either as Incentive Stock Options designed to provide certain tax benefits under the Internal Revenue Code or as Non-Qualified Options without such benefits. However, persons who beneficially own 10% or more of the Company's outstanding Common Stock may not be granted incentive options for terms exceeding five years and their exercise prices must be at least 110% of market value at the time of grant. The closing sale price for the Company's Common Stock on August 20, 1999 was $55.8125.

The right to exercise options will vest according to a schedule determined at the time of grant which generally is at the rate of 20% per year commencing on the fifth anniversary of the date of grant, with this right to exercise cumulative to the extent not utilized in prior periods. The committee is empowered to grant options with different vesting provisions. Options may be exercised for cash or for the Company's common stock at its fair market value. If the employment of a person holding an option is terminated for any reason other than death, total permanent disability or retirement, the option terminates.

Persons who receive options incur no federal income tax liability at the time of grant.

Persons exercising Non-Qualified Options recognize taxable income and the Company has a tax deduction at the time of exercise to the extent of the difference between market price on the day of exercise and the exercise price.

Persons exercising Incentive Stock Options do not recognize taxable income until they sell the stock. Sales within two years of the date of grant or one year of the date of exercise result in taxable income to the holder and a deduction for the Company, both measured by the difference between the market price at the time of sale and the exercise price. Sales after such period are treated as capital transactions to the holder and the Company receives no deductions.

The affirmative vote of a majority of votes cast at the meeting is required to approve the Plan.

                              DIRECTOR COMPENSATION

Directors who are not employees of the Company receive $9,200 annual retainer for serving as a Director plus $1,625 for each meeting attended. Committee members also receive $900 for each committee meeting attended. Directors who are employees of the Company are not separately compensated for serving as Directors.

                                BOARD COMMITTEES

The Board appoints committees to help carry out its duties. In particular, Board committees work on key issues in greater detail than would be possible at full Board meetings. Each committee reviews the results of its meetings with the full Board. The Board of Directors does not have a nominating committee.

The Audit Committee is responsible for reviewing the Company's internal accounting operations. It also recommends the employment of independent accountants and reviews the relationship between the Company and its outside accountants.

Committee members: James J. Gardner, Roger L. Howe (Chairman) and
                   Donald P. Klekamp.

Meetings last year: One.

The Compensation Committee is responsible for establishing compensation levels for management.

The committee's report on executive compensation follows.

Committee members: Gerald V. Dirvin, Roger L. Howe and
                   John S. Lillard (Chairman).


Meetings last year: Two.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Executive Compensation Policies

The Company's executive compensation policies are designed to support the corporate objective of maximizing the long-term value of the Company to its shareholders and employees. To achieve this objective, the Committee believes it is important to provide competitive levels of compensation to attract and retain the most qualified executives, to recognize individuals who exceed expectations and to link closely overall corporate performance and executive pay. The methods by which the Committee believes the Company's long-term objectives can be achieved are through incentive compensation plans and the issuance of options to purchase the Company's Common Stock.

The Committee has established three primary components of the Company's executive compensation plan. The three components are:

    - base compensation;
    - performance incentive compensation;
    - stock-based performance compensation through stock option grants.

The Omnibus Budget Reconciliation Act of 1993 provides that compensation in excess of $1,000,000 per year paid to the chief executive officer of a company as well as the other executive officers listed in the compensation table will no longer be deductible unless the compensation is performance-based and approved by shareholders. This law was not considered by the Committee in determining fiscal 1999 compensation since compensation levels were not in excess of the amounts deductible under the law.


Base Compensation
-----------------

The Committee annually reviews base salaries of executive officers. Factors which influence decisions made by the Committee regarding base salaries are levels of responsibility and potential for future responsibilities, salary levels offered by competitors and overall performance of the Company. The Committee's practice in establishing salary levels is based in part upon overall Company performance and is not based upon any specific objectives or policies, but reflects the subjective judgment of the Committee. However, specific annual performance goals are established for each executive officer. Based on the Committee's comparison of the Company's overall compensation levels as a percent of revenues and net income to comparable companies in the industry, the Committee believes its overall compensation levels are in the middle of the range.

Performance Incentive Compensation
----------------------------------

A performance incentive compensation component, which is paid out in the form of an annual cash bonus, was established by the Committee to provide a direct financial incentive to achieve corporate and operating goals. The basis for determining performance incentive compensation is strictly quantitative in nature. At the beginning of each fiscal year, the Committee establishes a target bonus for certain executives based on target levels of increases in earnings per share. Cash bonuses paid to other executives are based on a percentage of operating profits of the particular division served by that officer.

Stock Option Grants
-------------------

Executive compensation to reward past performance and to motivate future performance is also provided through stock options granted under Cintas' Stock Option Plans. The purpose of the plan is to encourage executive officers to maintain a long-term stock ownership position in the Company in order that their interests are aligned with those of the Company's shareholders. The Committee in its discretion has the authority to determine participants in the plan, the number of shares to be granted and the option price and term. Consideration for stock option awards are evaluated on a subjective basis and granted to participants until an ownership position exists which is consistent with the participant's current responsibilities. Options granted to executive officers in Fiscal 1999 can be found on page 11.

Chief Executive Officer Compensation
------------------------------------

The Committee established Mr. Kohlhepp's base salary based primarily on a subjective evaluation of the Company's prior year's financial results, past salary levels and compensation paid to other chief executive officers in the Company's industry. Based on the Committee's comparison of the Company's overall compensation level for Mr. Kohlhepp as a percent of revenue and net income to comparable companies in the industry, the Committee believes his overall compensation level is in the middle of the range. The Committee also establishes at the beginning of each year a performance incentive bonus arrangement for Mr. Kohlhepp. Based on the Company's belief that shareholder value is best enhanced by increases in earnings per share, the Committee based this arrangement for fiscal 1999 on target levels of increases in earnings per share. The program provided for no bonus if earnings per share did not exceed a minimum threshold of a 10% increase over the prior year's earnings per share, which was $1.16. The bonus potential ranged from 10% of base salary if earnings per share increased by $.12 over the prior year up to a maximum of 90% if earnings per share increased by $.29 over the prior year.

RESPECTFULLY SUBMITTED BY THE MEMBERS OF THE COMPENSATION COMMITTEE, John S. Lillard (Chairman), Gerald V. Dirvin, and Roger L. Howe

PRINCIPAL SHAREHOLDERS

The following persons are the only shareholders known by the Company to own beneficially 5% or more of its outstanding Common Stock as of August 20, 1999:

    Name of                   Amount and Nature of               Percent of
Beneficial Owner              Beneficial Ownership                 Class
------------------            --------------------              -----------


Richard T. Farmer1                 25,286,9542                      22.8%
James J. Gardner1                   7,589,5863                       6.8%
Joan A. Gardner1                    7,589,5863                       6.8%

--------------------------

1 The address of Richard T. Farmer, James J. Gardner and Joan A. Gardner is Cintas Corporation, 6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio 45262-5737.

2 Includes 53,560 shares owned by Mr. Farmer's wife, 3,562,227 shares held in trust for Mr. Farmer's children, 73,380 shares owned by a corporation controlled by Mr. Farmer, 10,079,880 shares held by a family partnership and 7,500 shares which may be acquired pursuant to stock options which are exercisable within 60 days.

3 Includes the following shares considered to be beneficially owned by both Mr. & Mrs. Gardner: 159,027 shares held by a charitable trust established by Mr. Gardner, 65,582 shares held by a corporation that is controlled by Mr. Gardner, 6,303,600 shares held by a family partnership, 44,927 shares owned by Mrs. Gardner, 646,872 shares held in trust for Mr. Gardner's children and 6,000 shares which may be acquired pursuant to stock options exercisable within 60 days.

DIRECTOR AND EXECUTIVE OFFICER STOCK OWNERSHIP

These tables show how much Cintas Corporation common stock each executive officer named in the summary compensation table and each director of Cintas owned on August 20, 1999.

                                              Common Stock Beneficially Owned(1)
Name and Age                                  ---------------------------------
 Beneficial                                    Amount and Nature of    Percent
   Owner                 Position              Beneficial Ownership    of Class
------------------  ------------------------  ---------------------    --------
Richard T. Farmer    Chairman of the Board         25,286,954(2)         22.8%
64

Robert J. Kohlhepp   Chief Executive Officer        2,444,522(3)          2.2%
55                   and Director

Scott D. Farmer      President, Chief                 457,112(4)            *
40                   Operating Officer
                     and Director

Gerald V. Dirvin     Director                          16,800               *
62

James J. Gardner     Director                       7,589,586(2)          6.8%
66

Roger L. Howe        Director                         704,456(5)            *
64

Donald P. Klekamp    Director                         142,611(6)            *
67

John S. Lillard      Director                         132,908(7)            *
69

David T. Jeanmougin  Senior Vice President             56,745(8)            *
58                   and Secretary

 Robert R. Buck      Senior Vice President            124,646(9)            *
51                   and President - Uniform
                     Rental Division

All Directors and                                37,052,036(10)         33.4%
Executive Officers
as a Group (13
persons)



*Less than 1%

(1) Included in the amount of Common Stock beneficially owned are the following shares of common stock for options exercisable within 60 days: Mr. Kohlhepp
     - 26,000 shares; Mr. Dirvin - 6,000 shares; Mr. Howe 6,000 shares; Mr. Klekamp - 6,000 shares; Mr. Lillard - 5,000 shares; Mr. S. Farmer - 48,800 shares; Mr. Jeanmougin - 52,400 shares; and Mr. Buck - 453 shares.

(2)  See Principal Shareholders on page 7.

(3) Includes 240,000 shares held in trust for members of Mr. Kohlhepp's family, 127,344 shares held by a corporation that is controlled by Mr. Kohlhepp and 1,265,350 shares held by a family partnership.

(4) Includes 91,400 shares held in trust for members of Mr. Farmer's family, 2,692 shares owned by his immediate family and 55,920 shares held by a limited partnership.

(5)  Includes 107,648 shares owned by a limited partnership.

(6)  Includes 118,516 shares owned by Mr. Klekamp's wife.

(7) Does not include 16,000 shares held in a charitable foundation controlled by Mr. Lillard of which Mr. Lillard disclaims beneficial ownership.

(8) David T. Jeanmougin joined Cintas in August 1991 as Senior Vice President - Finance and was responsible for the areas of finance, accounting and administration. He served in that capacity until April 1995 when he was named Secretary of the Company and Senior Vice President. In this capacity he is responsible for the area of acquisitions and several other key administrative areas.

(9) Robert R. Buck joined Cintas in 1982. He served as Senior Vice President - Finance and Chief Financial Officer from 1982 to 1991, and Senior Vice President - Midwest Region from 1991 to 1997. In July 1997, he was elected President - Uniform Rental Division.

(10) Includes options for 173,953 shares which are exercisable within 60 days.

The following is a description of our other executive officers:

Karen L. Carnahan joined Cintas in 1979. She has held various accounting and finance positions with the Company. In March 1992, she was elected Treasurer of the Company and was elected Vice President of the Company in July 1997.

William C. Gale joined Cintas in April 1995 as Vice President-Finance and Chief Financial Officer. He is presently responsible for the areas of finance, accounting and administration. Prior to joining Cintas, Mr. Gale was associated with International Paper, a forest products, paper and packaging company and a New York Stock Exchange company where he served as auditor since February 1994. Mr. Gale also held various financial executive positions between 1982 and 1994 with Occidental Petroleum Corporation, an oil products and chemical concern and a New York Stock Exchange company.

John S. Kean III joined Cintas in August 1986 upon the acquisition of Red Stick Services where he served as President. He was appointed Senior Vice President in 1986 and is responsible for operations in Louisiana, Mississippi, Alabama, Arkansas and Tennessee.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent of the Company's Common Stock to file reports of ownership with the Commission and to furnish the Company with copies of these reports. Based solely upon its review of reports received by it, or upon written representation from certain reporting persons that no reports were required, Cintas believes that during fiscal 1999 all filing requirements were met, except that Forms 5 for Messrs. Dirvin, Howe, Klekamp and Lillard to report an option grant, of 1,000 shares each, exempt from the provisions of Section 16(b) were each filed late.

                                            SUMMARY COMPENSATION TABLE


                                  Annual                         Long-Term
                               Compensation                     Compensation
                             -----------------               -------------------
                                                    Other      Shares      All
                                                    Annual   Underlying   Other
                                                    Compen-   Option     Compen
     Name and                 Salary    Bonus       sation    Grants     -sation
Principal Position    Year      ($)      ($)         ($)        (#)      ($)(1)
------------------    ----   -------   -------    ---------  ----------  -------

Richard T. Farmer     1999   345,000   172,500    58,856(2)      --      142,344
  Chairman of the     1998   300,000   120,828    48,699(2)      --      179,562
   Board              1997   286,867   188,759    48,522(2)    10,000    195,827

Robert J. Kohlhepp    1999   362,000   325,800      --           --       47,072
  Chief Executive     1998   300,000   246,667    58,650(3)      --       52,718
  Officer and         1997   275,391   207,461      --         10,000     55,454
  Director

Scott D. Farmer       1999   304,000   212,800      --           --        8,154
  President, Chief    1998   250,000   165,556      --         60,000      7,139
  Operating Officer   1997    80,000    32,563      --         10,000      5,738
  and Director

Robert R. Buck        1999   270,000   225,207      --           --        8,207
  Senior Vice         1998   250,000   194,450      --         40,000      7,019
  President and       1997   230,000   185,745      --         10,000      6,210
  President -
  Uniform Rental
  Division

David T. Jeanmougin   1999   250,000   100,000      --           --        7,901
  Senior Vice         1998   229,237    82,780      --         10,000      6,976
  President and       1997   220,420    72,518      --           --        6,068
  Secretary



(1) The Company maintains a split-dollar life insurance program for Messrs. R. Farmer and Kohlhepp. Under this program, the Company has purchased insurance policies on the lives of Mr. R. Farmer and his wife, and Mr. Kohlhepp and his wife. Messrs. R. Farmer and Kohlhepp are responsible for a portion of the premiums and the Company pays the remainder. Upon the death of Messrs. R. Farmer or Kohlhepp and their spouses, the Company will receive that portion of the benefits paid that equals the premiums paid by the Company on that policy. The life insurance trust established by the decedent will receive the remainder of the death benefits. The actuarially projected current dollar value of the benefit to Messrs. R. Farmer and Kohlhepp of the premiums paid to the insurer under these policies for the fiscal years ended May 31, 1999, 1998 and 1997 is $133,612, $172,046 and
     $189,185, respectively, for Mr. R. Farmer and $38,529, $45,363 and $49,483,
     respectively, for Mr. Kohlhepp. These amounts are included above.

     The Cintas Partners' Plan is a non-contributory employee stock ownership plan and profit sharing plan with a 401(k) savings feature which covers substantially all employees. Included above are the dollars contributed by the Company pursuant to the Partners' Plan.

(2) Represents compensation associated with the use of the Company's aircraft ($32,958, $18,134 and $20,078 in 1999, 1998 and 1997, respectively), financial  planning  ($15,000,  $20,000 and $18,330 in 1999, 1998 and 1997,
     respectively) and other expense reimbursements.

(3) Represents compensation associated with the use of the Company's aircraft ($33,202), financial planning ($15,000) and other expense reimbursements.

STOCK OPTIONS

No  Stock  Options  were  granted  to  the  executives   named  in  the  Summary
Compensation Table during the fiscal year ended May 31, 1999.

The following table sets forth information regarding stock options exercised by the executives named in the Summary Compensation Table during fiscal 1999 and the value of in-the-money unexercised options held by them as of May 31, 1999:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES


                                                         Number of             Value of Unexercised In-
                                                        Unexercised              the-Money Options at
                        Shares       Value        Options at May 31, 1999         May 31, 1999($)(1)
                      Acquired on   Realized    --------------------------    ---------------------------
          Name       Exercise (#)     ($)       Exercisable  Unexercisable    Exercisable   Unexercisable
-------------------  ------------   ---------   -----------  -------------    -----------   -------------
Richard T. Farmer       10,000        563,750      20,000        10,000          853,125         411,875
Robert J. Kohlhepp      28,500      1,923,125      16,000       144,000          828,000       6,492,625
Scott D. Farmer         10,200        566,525      50,000        98,000        2,711,250       3,409,875
Robert R. Buck           6,800        247,600        ----        71,200             ----       2,520,450
David T. Jeanmougin       ----           ----      36,400        63,600        1,896,150       2,932,350



(1) Value is calculated as the difference between the fair market value of the Common Stock on May 31, 1999 ($63.50 per share) and the exercise price of the options.

COMMON STOCK PERFORMANCE GRAPH

The following graph summarizes the cumulative return on $100 invested in the Company's Common Stock, the S & P 500 Stock Index and the common stocks of a representative group of companies in the uniform related industry (the "Peer Index"). The companies included in the Peer Index are Angelica Corporation, G & K Services, Inc. and UniFirst Corporation. Total shareholder return was based on the increase in the price of the stock and assumed reinvestment of all dividends. Further, total return was weighted according to market capitalization of each company. The companies in the Peer Index are not the same as those considered by the Compensation Committee.

MEASUREMENT PERIOD           CINTAS                  S&P                   PEER
  (QUARTER END)               CORP                500 INDEX               GROUP
------------------           ------               ---------               ------
     MAY, 93                  100                    100                   100
     AUG, 93                  106                    104                   105
     NOV, 93                  105                    104                   111
     FEB, 94                  115                    106                   116
     MAY, 94                  114                    104                   114
     AUG, 94                  116                    109                   115
     NOV, 94                  126                    105                   109
     FEB, 95                  139                    114                   110
     MAY, 95                  127                    125                   119
     AUG, 95                  139                    133                   133
     NOV, 95                  169                    144                   141
     FEB, 96                  178                    153                   155
     MAY, 96                  198                    161                   180
     NOV, 96                  224                    184                   185
     FEB, 97                  199                    193                   166
     MAY, 97                  230                    208                   169
     AUG, 97                  259                    222                   187
     NOV, 97                  289                    237                   197
     FEB, 98                  317                    261                   216
     MAY, 98                  341                    272                   203
     AUG, 98                  266                    230                   194
     NOV, 98                  359                    281                   203
     FEB, 99                  464                    300                   201
     MAY, 99                  416                    316                   184

SHAREHOLDER PROPOSALS FOR NEXT YEAR

Shareholders who desire to have proposals included in the Notice for the 2000 Shareholders' Meeting must submit their proposals in writing to Cintas at its offices on or before May 4, 2000.

The form of Proxy for the Company's Annual Meeting of Shareholders grants authority to the designated proxies to vote in their discretion on any matters that come before the meeting except those set forth in the Company's Proxy Statement and except for matters as to which adequate notice is received. In order for a notice to be deemed adequate for the 2000 Shareholders' Meeting, it must be received prior to July 20, 2000.


OTHER MATTERS

Cintas knows of no other matters to be presented at the meeting other than those specified in the Notice.


QUESTIONS?

If you have questions or need more information about the annual meeting, write to:

         David T. Jeanmougin, Secretary
         6800 Cintas Blvd.
         P. O. Box 625737
         Cincinnati, OH  45262-5737

or call (513) 459-1200.

For information about your record holding call the Fifth Third Bank Shareholder Services at 1-800-837-2755. We also invite you to visit Cintas' Internet site at www.Cintas-corp.com. Internet site materials are for your general information and are not part of this proxy solicitation.

FRONT OF CARD


CINTAS CORPORATION                                      PROXY FOR ANNUAL MEETING

6800 Cintas Blvd., P.O. Box 625737, Cincinnati, Ohio 45262-5737

         The undersigned hereby appoints RICHARD T. FARMER, ROBERT J. KOHLHEPP, and WILLIAM C. GALE, or any of them, proxies of the undersigned, each with the power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Cintas Corporation to be held October 20, 1999, at 10:00 a.m. (Eastern Time) at the Company's Headquarters, 6800 Cintas Boulevard, Cincinnati, Ohio 45040 and at any adjournment of such Meeting as specified below.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1. Authority to establish the number of Directors to be elected at the Meeting at eight.

     FOR                         AGAINST                         ABSTAIN


2.   Authority to elect eight nominees listed below.

FOR all nominees listed below (except as      WITHHOLD AUTHORITY to vote for all
marked to the contrary)                       nominees listed below


Richard T. Farmer; Robert J. Kohlhepp;  Scott D. Farmer; Gerald V. Dirvin; James
J. Gardner; Roger L. Howe; Donald P. Klekamp; John S. Lillard

WRITE THE NAME OF ANY NOMINEE(S) FOR

WHOM AUTHORITY TO VOTE IS WITHHELD


         (Continued on other side)

BACK OF CARD

3.   Approval of the 1999 Stock Option Plan.

     FOR                         AGAINST                         ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

         , 1999                                _________________________________
                                               Important: Please sign exactly as
                                               name  appears  hereon indicating,
                                               where  proper, official  position
                                               or  representative  capacity.  In
                                               the  case  of  joint holders, all
                                               should sign.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS